CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 759/761 to the Registration Statement on Form N-1A of Advisors Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for the Huber Capital Equity Income Fund, Huber Capital Small Cap Value Fund, Huber Capital Diversified Large Cap Value Fund, and Huber Capital Mid Cap Value Fund, each a series of Advisor Series Trust, and to the use of our report dated December 30, 2016 on the financial statements and financial highlights of the Huber Capital Equity Income Fund, Huber Capital Small Cap Value Fund, Huber Capital Diversified Large Cap Value Fund, and Huber Capital Mid Cap Value Fund.   Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2017